AZZ Inc. Completes Divestiture of Majority Interest in the Company’s Infrastructure Solutions Segment

October 3, 2022 – FORT WORTH, TX – AZZ Inc. (“AZZ” or the “Company”) (NYSE: AZZ), and Fernweh Group LLC (“Fernweh”), jointly announced today that as of Friday evening, September 30, 2022 they completed the previously announced transaction whereby AZZ contributed its AZZ Infrastructure Solutions Segment1 (“AIS”) to AIS Investment Holdings LLC (the “AIS JV”) and sold a 60% interest in the AIS JV to Fernweh at an implied enterprise value of $300 million. AZZ anticipates approximately $228 million of cash proceeds, subject to certain customary purchase price adjustments, and will use $210 million to pay down its Term Loan B and the balance to pay on its Revolving Credit Facility.

AIS is a leading provider of specialized products and solutions designed to support industrial and electrical applications. AIS’s product offerings include custom switchgear, electrical enclosures, medium and high voltage bus ducts, and explosion proof and hazardous duty lighting. In addition, AIS focuses on extension of life cycle for the power generation, refining and industrial infrastructure markets, through offering automated weld overlay solutions for corrosion and erosion mitigation. The AIS business has approximately 1,323 employees and operates through a global network of 20 strategically located facilities. For fiscal year 2022, ended February 28, 2022, AIS generated sales of approximately $375 million.

About AZZ Inc.

AZZ Inc. is a leading provider of galvanizing and a variety of metal coating solutions and coil coating solutions to a broad range of end-markets in North America. AZZ’s Metal Coatings segment is a leading provider of metal finishing solutions for corrosion protection, including hot-dip galvanizing, spin galvanizing, powder coating, anodizing and plating, to the steel fabrication industry. AZZ’s Precoat Metals Segment is a leading provider of aesthetic and corrosion protective coatings to the steel and aluminum coil market.

About Fernweh Group LLC

Fernweh is an investment firm led by leaders from global institutions with prior experience working with companies in the industrial and industrial technology sectors on strategy, M&A, and operational transformation. Fernweh believes that the mid- and small-cap industrial and industrial technology sectors are the backbone of the economy and the engine for its growth. By combining management capability, operational and strategic transformation support, and capital for each company’s unique context, history, and needs, Fernweh aims to be a builder of businesses and create value for all stakeholders.

Safe Harbor Statement
1 Excludes AZZ Crowley Tubing

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “could” “should,” “expects,” “plans,” "will," "might," "would," "projects," "currently," "intends," "outlook," "forecasts," "targets," “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date they are made and are subject to risks that could cause them to differ materially from actual results. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the metal coatings markets. In addition, within each of the markets we serve, our customers and our operations could potentially continue to be adversely impacted by the continuing impact of the COVID-19 pandemic, including governmental issued mandates regarding the same in the jurisdictions in which we operate, sell to or from whom we purchase. We could also experience additional increases in labor costs, components and raw materials, including zinc and natural gas, which are used in our hot dip galvanizing process; supply-chain vendor delays; customer requested delays of our products or services; delays in additional acquisition or disposition opportunities; currency exchange rates; adequacy of financing, availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility, including a prolonged economic downturn or macroeconomic conditions such as inflation or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business, including in Part I, Item 1A. Risk Factors, in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022 and other filings with the Securities and Exchange Commission (“SEC”), available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
David Nark, Senior Vice President of Marketing, Communications and Investor Relations
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contact:
Joe Dorame, Managing Partner
Lytham Partners
(602) 889-9700
www.lythampartners.com